Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 14th, 2017 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Kennametal Inc.’s Annual Report on Form 10 K for the year ended June 30, 2017.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

December 20, 2017